Exhibit 99.1

Exhibit 1
JOINT FILING AGREEMENT OF
Ampersand 1999 Limited Partnership
Ampersand 2001 Limited Partnership
AMP-99 Management Company Limited Liability Company
AMP-01 Management Company Limited Liability Company

The undersigned persons agree and consent pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, as of the date set forth below, to the joint filing on their behalf of the Schedule 13G, including any and all amendment thereto, to which this Exhibit is attached, in connection with their beneficial ownership of the common stock of Talecris Biotherapeutics Holdings Corp. at December 31, 2009 and agree that such statement is filed on behalf of each of them.

AMP-99 Management Company Limited Liability Company

By:	/s/ Richard A. Charpie
Richard A. Charpie, Principal Managing Member Dated: February 16, 2010

Ampersand 1999 Limited Partnership
By:	AMP-99 Management Company Limited Liability Company, its General Partner

By:	/s/ Richard A. Charpie
Richard A. Charpie, Principal Managing Member Dated: February 16, 2010

AMP-01 Management Company Limited Liability Company

By:	/s/ Richard A. Charpie
Richard A. Charpie, Principal Managing Member Dated: February 16, 2010

Ampersand 2001 Limited Partnership
By:	AMP-01 Management Company Limited Liability Company, its General Partner

By:	/s/ Richard A. Charpie
Richard A. Charpie, Principal Managing Member Dated: February 16, 2010